                                                                    EXHIBIT 23.1



INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-54085 of Quanex Corporation on Form S-8 of our report dated May 22, 1998 appearing in the Annual Report of Form 11-K of the Nichols-Homeshield 401 (k) Savings Plan Davenport for the year ended December 31, 1997.


/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP




Houston, Texas
June 29, 1998